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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                  MARCH 2, 1999


                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)


        MASSACHUSETTS                               0-14680                                06-1047163
(State or other jurisdiction                   (Commission File                           (IRS Employer
      of incorporation)                             Number)                            Identification No.)



               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
              (Address of principal executive offices and zip code)


               Registrant's telephone number, including area code:
                                 (617) 252-7500


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ITEM 5.           OTHER EVENTS.

         On March 2, 1999, the Board of Directors of Genzyme Corporation ("Genzyme") adopted a new Shareholder Rights Plan (the "Rights Plan") to become effective on March 28, 1999, the date on which the previous rights plan expires.

         Under the new Rights Plan, one Stock Purchase Right (a "Right") will be distributed as a dividend on each outstanding share of Genzyme's General Division Common Stock, par value $.01 per share (the "GENZ Stock"), its Tissue Repair Division Common Stock, par value $.01 per share (the "GZTR Stock"), and its Molecular Oncology Division Common Stock, par value $.01 per share (the "GZMO Stock") (all such series of Genzyme's Common Stock being referred to herein, collectively, as the "Common Stock"). The dividend distribution will be made on March 28, 1999 (the "Record Date"), payable to shareholders of record on that date; also on the Record Date, rights issued and outstanding under the previous rights plan with will expire. Each Right will, upon becoming exercisable, entitle the holder to buy one newly-issued share of Genzyme's (i) Series A Junior Participating Preferred Stock, par value $.01 per share, for each share of GENZ Stock, at an exercise price of $300, (ii) Series B Junior Participating Preferred Stock, par value $.01 per share, for each share of GZTR Stock, at an exercise price of $26 and (iii) Series C Junior Participating Preferred Stock, par value $0.01 per share, for each share of GZMO Stock, at an exercise price of $26 (all such series of Junior Participating Preferred Stock being referred to herein, collectively, as "Preferred Stock," and each series' exercise price being referred to herein, as its "Purchase Price"). The description and terms of the Rights are set forth in an Agreement (the "Agreement"), dated as of March 16, 1999, between Genzyme and American Stock Transfer & Trust Company, as rights agent.

         The new Rights will be evidenced, with respect to any certificate of any series of Common Stock outstanding as of the Record Date, by those Common Stock certificates and no separate certificates for the Rights will be issued. The Rights will only be transferable with the Common Stock, and a transfer of Common Stock will also constitute a transfer of the corresponding Rights.

         Genzyme will mail separate certificates for the Rights ("Right Certificates") upon the earlier of (i) the tenth day (or such later date as the Board may determine) following Genzyme's public announcement that a person or group has acquired 15% or more of the combined voting power of all series of Genzyme's outstanding Common Stock (such person or group being hereinafter referred to as an "Acquiring Person") or (ii) the tenth business day (or such later date as the Board may determine) after any person or group commences a tender or exchange offer which would, if completed, result in the offeror owning 15% or more of the combined voting power of all series of Genzyme's outstanding Common Stock. The earlier of the dates described in (i) and (ii) above is called the "Distribution Date." The Rights cannot be exercised until the Distribution Date. Until a Right is exercised, holding a Right will not confer rights as a stockholder of Genzyme, such as the right to vote or to receive dividends. The Rights will expire on March 28, 2009.

         The Rights may generally be redeemed by action of the Board of Directors at $0.001 per Right at any time prior to the tenth day (or such later date as the Board may determine) following Genzyme's public announcement that an Acquiring Person has become such. The Rights may also be redeemed, following the above-cited public announcement, in connection with certain mergers and other transactions between Genzyme and a person who is not an Acquiring Person.

         Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of the corresponding series of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to an aggregate payment of 100 times the payment made





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per share of the corresponding series of Common Stock. Each share of Preferred
Stock will have 100 votes, and will vote together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of the corresponding series of Common Stock.

         The value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of the corresponding series of Common Stock because of the nature of the Preferred Stocks' dividend, liquidation and voting rights.

         To preserve the economic value of the Rights, in the event of any stock dividends, stock splits, recapitalizations, reclassifications or other similar changes in capitalization, then the number of Preferred Shares (or the number and kind of other securities) issuable upon exercise of each Right, the Purchase Price and redemption price in effect at such time (including the number of rights or fractional Rights associated with each share of Common Stock) shall be adjusted as deemed appropriate by the Board. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock); instead, an adjustment in cash will be made based on the average closing price of the Preferred Stock (or if not ascertainable, the market price of the underlying Common Stock) over the last ten trading days before the date of exercise.

         Upon an Acquiring Person becoming such, each holder of Rights, other than an Acquiring Person, will thereafter have the right to purchase a number of shares of a series of Genzyme's Common Stock having a value equal to two times the exercise price of the corresponding Right. Genzyme also has the right, in such circumstances, to mandatorily exchange the Rights for such shares of Common Stock.

         Alternatively, if Genzyme is involved in a merger or other business combination in which Genzyme is not the surviving corporation at any time when any person owns 15% or more of the voting power of Genzyme's outstanding Common Stock, the Rights will entitle a holder to buy shares of common stock of the acquiring company having a market value of two times the Purchase Price of each Right.

         Prior to the Distribution Date, the Board of Directors may amend any terms of the Rights without the consent of certificates representing Common Shares, including holders of the Rights. From and after the Distribution Date, the Rights Plan may be amended without the approval of any holders of Rights only to (i) cure ambiguities, (ii) correct defective provisions, (iii) extend the redemption period for the rights, or (iv) change provisions as the Board deems necessary, but that will not adversely affect the interests of holders of the Rights. Under no circumstances, however, can the Rights Plan be amended to extend the redemption period after that period has expired.

         The Rights have certain anti-takeover effects. The Rights can cause substantial dilution to a person or group that attempts to acquire Genzyme on terms that are not approved by the Board of Directors. The Rights should not interfere with any merger or other business combination that is approved by the Board of Directors because the Rights may be redeemed by Genzyme prior to the time that the Rights have become exercisable.

         The Agreement specifying the terms of the Rights, which includes as an exhibit the Certificate of Designations setting forth the terms of the Preferred Stock, is attached to this report as an exhibit and is


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incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to this exhibit.

ITEM 7.           EXHIBITS.

       Number          Description
       ------          -----------

         4 Renewed Rights Agreement, dated as of March 16, 1999, by and between Genzyme Corporation and American Stock Transfer & Trust Company.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 1999                      GENZYME CORPORATION



                                           By: /s/ David J. McLachlan
                                               ---------------------------------
                                               David J. McLachlan
                                               Executive Vice President, Finance
                                               and Chief Financial Officer




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                                  EXHIBIT INDEX


Number                             Description
------                             -----------

  4 Renewed Rights Agreement, dated as of March 16, 1999, by and between Genzyme Corporation and American Stock Transfer & Trust Company.











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